Exhibit 10.1

AMENDMENT NO. 3

to the

U.S. CENTURY BANK

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 3 (the “Amendment”) to the Employment Agreement between U.S. Century Bank, a Florida‑chartered commercial bank (the “Bank” or the “Employer”), and Luis de la Aguilera (the “Executive”) dated April 16, 2016 (the “Agreement”), is hereby effective as of April 25, 2022 (“Amendment Effective Date”).

WHEREAS, the Executive is presently employed as the Chief Executive Officer of the Bank;

WHEREAS, the Bank and the Executive previously entered into the Agreement, as amended pursuant to the terms of the First Amendment to the Agreement dated as of April 4, 2019 and Amendment No. 2 to the Agreement dated as of April 30, 2019 (the “Second Amendment”);

WHEREAS, Section 2(a) of the Agreement as amended by the Second Amendment, provides that the Initial Amended Term of the Agreement is for a term ending April 30, 2022 (“Amended Term Expiration Date”), unless extended in accordance with the provisions of Section 2(a);

WHEREAS, the Bank and Executive wish to extend the Amended Term Expiration Date;

WHEREAS, upon consideration, the Bank and the Executive wish to adopt certain mutually agreed revisions to the Agreement to reflect the extension of the Amended Term Expiration Date;

WHEREAS, the Bank desires to be ensured of the Executive’s continued active participation in the business of the Employer under such revised terms; and

WHEREAS, the Executive is willing to serve the Employer on the terms and conditions set forth in the Agreement, as amended by this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Employers and the Executive do hereby agree to amend the Agreement as follows:

1.    Section 2(a) of the Agreement be and hereby be amended by deleting the second and third sentences thereof and replacing said sentences in their entirety with the following two sentences, with the remainder of Section 2(a) remaining as it is currently drafted:

The term of employment under this Agreement shall be for a term ending September 30, 2022 (the “Initial Amended Term”). Prior to September 30, 2022 (the “Extension Anniversary Date”) and each annual anniversary thereafter of the Extension Anniversary Date, the Board of Directors of the Bank shall consider and review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive’s performance hereunder) a one-year extension of the term of this Agreement.

2.    All other sections and provisions in the Agreement, as amended by the First Amendment and the Second Amendment, shall continue in full force and effect and are not affected by this Amendment.

3.    This Amendment may be executed in counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument. This Amendment, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to the Agreement as of the date first written above.

U.S. CENTURY BANK

By:	/s/ Jalal Shehadeh	By:	/s/ Aida Levitan
Name:	Jalal “Jay” Shehadeh	Name:	Aida Levitan
Title:	Corporate Secretary	Title:	Chairman of the Board

EXECUTIVE

		By:	/s/ Luis de la Aguilera
Luis de la Aguilera

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